As filed with the Securities and Exchange Commission on March 28, 2011
Registration No. 333-170755

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Globus Maritime Limited
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Republic of the Marshall Islands	4412	66-0757368
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

128 Vouliagmenis Avenue, 3rd Floor
166 74 Glyfada
Athens, Greece
+30 210 960 8300
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
(212) 922-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Antonios C. Backos, Esq.
Steven J. Hollander, Esq.
Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
(212) 922-2200 (Phone)
(212) 922-1512 (Fax)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Shares, par value $0.004 per share	6,117,389	–	–	–
(1)	Previously paid with the initial filing of this registration statement on Form F-1 filed on November 22, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 to the registration statement on Form F-1 (File No. 333-170755) (the “Registration Statement”) is being filed pursuant to the undertakings in Item 9 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission, or SEC, on November 24, 2010, to (i) include the information, including the financial statements, contained in the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2010, as filed with the SEC on March 28, 2011, and (ii) make certain other updating revisions to the information contained herein.

The information included in the filing updates and supplements this registration statement on Form F-1 and the prospectus contained therein.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the registration statement on Form F-1.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 28, 2011

This prospectus relates to offers and sales from time to time by the persons identified in this prospectus of up to 6,117,389 currently outstanding common shares, par value $0.004 per share, which we refer to as our common shares. We refer to each person that may sell shares under this prospectus as a selling shareholder. This prospectus does not cover the issuance of any of our common shares by us and we will receive no proceeds from the sale of any of our common shares by the selling shareholders.

Our common shares are listed on the Nasdaq Global Market under the symbol “GLBS.” The closing price of our common shares on the Nasdaq Global Market on March 25, 2011 was $8.39. The offering price of our common shares may be at prevailing market prices or at fixed or negotiated prices. The selling shareholders will receive all of the net proceeds from the sale of our common shares. We will pay all expenses incurred in connection with the registration of our common shares covered by this prospectus.

On July 29, 2010, we effected a four-for-one reverse split of our common shares. Unless otherwise noted, all historical share numbers and per share amounts in this prospectus have been adjusted to give effect to this reverse split.

Investing in our common shares involves a high degree of risk. See “Risk Factors” on page 5 for information that should be considered by prospective investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

NO UNDERWRITER HAS BEEN ENGAGED TO FACILITATE THE SALE OF OUR COMMON SHARES PURSUANT TO THIS PROSPECTUS.

The date of this prospectus is               , 2011.

Table of Contents

PROSPECTUS SUMMARY	2
THE OFFERING	3
RISK FACTORS	5
USE OF PROCEEDS	5
CAPITALIZATION	5
DILUTION	6
SHARES ELIGIBLE FOR FUTURE SALE	6
SELLING SHAREHOLDERS	7
PLAN OF DISTRIBUTION	13
DESCRIPTION OF CAPITAL STOCK	15
LEGAL MATTERS	15
EXPERTS	15
WHERE YOU CAN FIND ADDITIONAL INFORMATION	16
ENFORCEABILITY OF CIVIL LIABILITIES	16
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	16

Unless otherwise specified, the information in this prospectus is set forth as of the date of this prospectus, and we anticipate that changes in our affairs may occur after such date. We have not authorized any person to provide any information or to make any representations, other than as contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you, in connection with the offer contained in this prospectus. If any person provides you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common shares in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, our consolidated financial statements and the related notes thereto, the information incorporated by reference into this prospectus and the other documents to which this prospectus refers. This prospectus contains forward-looking statements and information relating to Globus Maritime Limited. Please read “Cautionary Note Regarding Forward Looking Statements.”

In this prospectus, the “Company,” “Globus,” “Globus Maritime,” “we,” “our” and “us” refer to Globus Maritime Limited and its subsidiaries, unless the context otherwise requires.

References to our common shares are references to Globus Maritime Limited’s common shares, par value $0.004 per share, or, as applicable, the ordinary shares of Globus Maritime Limited prior to our redomiciliation into the Marshall Islands. References to our Class B shares are references to Globus Maritime Limited’s Class B shares, par value $0.001 per share, none of which are currently outstanding. We refer to both our common shares and Class B shares as our shares. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars.

OUR COMPANY

We are an integrated dry bulk shipping company, which began operations in September 2006, providing marine transportation services on a worldwide basis. We own, operate and manage a fleet of dry bulk vessels that transport iron ore, coal, grain, steel products, cement, alumina and other dry bulk cargoes internationally. Following the conclusion of our initial public offering on June 1, 2007, our common shares were listed on the Alternative Investment Market under the ticker “GLBS.L.” On July 29, 2010, we effected a one-for-four reverse stock split, with our issued share capital resulting in 7,240,852 shares of $0.004 each.  On November 24, 2010, we redomiciled into the Marshall Islands pursuant to the Marshall Islands Business Corporations Act, or the BCA, and a resale registration statement for our common shares was declared effective by the SEC.  Once the resale registration statement was declared effective by the SEC, our common shares began trading on the Nasdaq Global Market under the ticker “GLBS.”  We delisted our common shares from the Alternative Investment Market on November 26, 2010.

We intend to grow our fleet through timely and selective acquisitions of modern vessels in a manner that we believe will provide an attractive return on equity and will be accretive to our earnings and cash flow based on anticipated market rates at the time of purchase. There is no guarantee however, that we will be able to find suitable vessels to purchase or that such vessels will provide an attractive return on equity or be accretive to our earnings and cash flow.

Our policy is to charter our vessels on charters generally with durations of up to three years, while also engaging vessels on the spot market. We may, from time to time, enter into charters with longer durations depending on our assessment of market conditions.

Our operations are managed by our Athens, Greece-based wholly owned subsidiary, Globus Shipmanagement Corp., which provides in-house commercial and technical management exclusively for our vessels.

OUR FLEET

The weighted average age of the vessels in our fleet as of December 31, 2010 was 4.0 years. The following table presents information concerning our vessels as of December 31, 2010.

Vessel	Year Built	Vessel Type	Carrying Capacity (dwt)	Charter Type	Rate (per day)(1)	Earliest Anticipated Redelivery Date
m/v Tiara Globe	1998	Panamax	72,928	Time	$20,000	January 2012(2)
m/v River Globe	2007	Supramax	53,627	Spot	n/a	n/a
m/v Sky Globe	2009	Supramax	56,785	Spot	n/a	n/a
m/v Star Globe	2010	Supramax	56,785	Time	$22,000	April 2011
m/v Jin Star	2010	Kamsarmax	79,788	Bareboat	$14,250	January 2015

Total:			319,913
(1) This table shows gross rates and does not reflect any commissions payable.
(2) The time charter contains a provision that allows for redelivery plus or minus 15 days.

In March 2011, we entered into a memorandum of agreement with an unaffiliated third party for, subject to certain conditions, the acquisition of a 58,790 dwt dry bulk carrier built in 2007 by the Tsuneishi Heavy Industries Cebu shipyard for a purchase price of $30.3 million. The vessel is expected to be delivered during the third quarter of 2011. In addition, the vessel will be acquired with a time charter agreement attached at a gross daily rate of $16,000 that is expected to terminate in the first quarter of 2015.

Our policy is to charter the majority of our vessels with durations of up to three years, while also employing a small number of our vessels on the spot market. We believe our chartering strategy provides cash flow stability and high utilization rates, while reducing our potential exposure to a market downturn, and at the same time exposing us to the potential revenues that can be generated on the spot market. We may, however, seek to employ a greater portion of our fleet on the spot market or on time charters with longer durations, should we believe it to be in our best interests. We continually monitor developments in the dry bulk shipping industry and, subject to market demand, will adjust the number of vessels on charters and the charter periods for our vessels according to market conditions.

THE OFFERING

Common shares offered by the selling shareholders	6,117,389
Common shares outstanding on March 25, 2011	7,289,688
Use of proceeds	We will not receive any proceeds from the sale of our common shares by the selling shareholders.
Nasdaq symbol	GLBS
Plan of distribution
The offering is made by the selling shareholders named in this prospectus, to the extent they sell common shares. The offering price of our common shares by the selling shareholders using this prospectus to sell such shares may be at prevailing market prices or at fixed or negotiated prices. The closing price of our common shares on the Nasdaq Global Market on March 25, 2011 was $8.39.

The offering will continue until the earlier of November 24, 2011 and such time as all securities covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(e) under the Securities Act of 1933, as amended, which we refer to as the Securities Act.

Risk factors
Investments in our securities involve a high degree of risk. You should carefully consider all the information in this prospectus. In particular, you should evaluate the information set forth in the section of this prospectus titled “Risk Factors” beginning on page 5 before deciding whether to purchase our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information within the meaning of U.S. securities laws. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts or that are not present facts or conditions. Forward-looking statements and information can generally be identified by the use of forward-looking terminology or words, such as, “anticipate,” “approximately,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “ongoing,” “pending,” “plan,” “potential,” “predict,” “project,” “seeks,” “should,” “views” or similar words or phrases or variations thereon, or the negatives of those words or phrases, or statements that events, conditions or results “can,” “will,” “may,” “must,” “would,” “could” or “should” occur or be achieved and similar expressions in connection with any discussion, expectation or projection of future operating or financial performance, costs, regulations, events or trends. The absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements and information are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Without limiting the generality of the foregoing, all statements in this prospectus or incorporated by reference into this prospectus concerning or relating to estimated and projected earnings, margins, costs, expenses, expenditures, cash flows, growth rates, financial results and liquidity are forward-looking statements. In addition, we, through our senior management, from time to time may make forward-looking public statements concerning our expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting our best judgment based upon current information and involve a number of risks and uncertainties. Other factors may affect the accuracy of these forward-looking statements and our actual results may differ materially from the results anticipated in these forward-looking statements. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us may include, but are not limited to, those factors and conditions described under “Risk Factors” as well as general conditions in the economy, dry bulk industry and capital markets. We undertake no obligation to revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events or new information, other than any obligation to disclose material information under applicable securities laws.

RISK FACTORS

You should consider the “Risk Factors” included under Item 3.D. of our Annual Report on Form 20-F for the fiscal year ended December 31, 2010, which we refer to as our annual report and which is incorporated by reference in this prospectus. Our actual results may differ materially from the results discussed in the forward-looking statements and information. In addition, please read "Cautionary Note Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of securities offered by the selling shareholders.

CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of February 28, 2011. There has been no material change in our capitalization between February 28, 2011 and the date of this prospectus. The following should be read in conjunction with the historical financial statements and related notes thereto and “Operating and Financial Review and Prospects” in our annual report, all incorporated by reference into this document.

As of February 28, 2011
(In thousands of U.S. Dollars)

Long term borrowings net of current portion	$85,650
Long term borrowings, current portion	11,000
Total borrowings	96,650

Equity:
Issued share capital	29
Share premium	88,817
Retained earnings	28,950
Total Equity	117,796
Total capitalization and indebtedness	$214,446

DILUTION

Our net tangible book value as of December 31, 2010 was $117,788 or $16.16 per common share (as adjusted after the reverse split of our common shares). Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding common shares (as adjusted after the reverse split of our common shares) on December 31, 2010.

The offering by our selling shareholders under this prospectus will not impact our net tangible book value or our net tangible book value per share and thus there is no dilution pursuant to this offering.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict what effect, if any, market sales of our common shares in the United States or the availability of our common shares for sale in the United States will have on the market price of our common shares. Nevertheless, sales of substantial amounts of our common shares in the public market, or the perception that such sales may occur, could materially and adversely affect the market price of our common shares and could impair our ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

7,289,688 of our common shares are outstanding, and no Class B shares are outstanding, although we intend to issue in 2011 a special stock dividend of Class B shares to the holders of our common shares in a ratio of one Class B share for every number of common shares owned that we will determine in the future in connection with such dividend. The common shares registered in our registration statement to which this prospectus relates will be freely transferable in the United States without restriction under the Securities Act. The remaining outstanding common shares, if any, may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 under the Securities Act, which is summarized below, or another SEC rule.

Under Rule 144, a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned our common shares to be sold for at least six months, would be entitled to sell an unlimited number of our common shares, provided current public information about us is available. In addition, under Rule 144, a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned our common shares to be sold for at least one year, would be entitled to sell an unlimited number of shares.

In general, under Rule 144 as currently in effect, our affiliates who have beneficially owned our common shares for at least one year are entitled to sell within any three month period a number of shares that does not exceed the greater of:

➢	1.0% of our then-outstanding common shares; and

➢	the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales of restricted shares under Rule 144 by our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell our common shares that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

Shares sold outside the United States pursuant to Regulation S would not be subject to these restrictions.

We entered into a registration rights agreement in November 2010 with Firment Trading Limited and Kim Holdings S.A. pursuant to which we granted to them and their affiliates and certain of their transferees, the right, under certain circumstances and subject to certain restrictions to require us to register under the Securities Act our common shares held by them. When registered under any registration statement, our common shares held by them will be available for sale in the open market unless restrictions apply. In addition, these common shares would be available for sale into the public market after one year pursuant to Rule 144, Regulation S and other exemptions under the Securities Act, subject to the limitations contained therein, as described above.

SELLING SHAREHOLDERS

The following table identifies the selling shareholders, and the number and percentage of common shares beneficially owned by the selling shareholders as of March 25, 2011, the number of common shares that the selling shareholders may offer or sell, the number and percentage of common shares beneficially owned by the selling shareholders assuming they sell all of the shares covered by this prospectus that may be sold by them and their relationship with us over the past three years, if any. We have prepared this table solely based upon information furnished to us by or on behalf of the selling shareholders in October and November 2010, on our review of the list of registered shareholders and on information regarding certain shareholders known to us since 2010, including through a review of publicly filed Schedule 13Gs. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares after the date on which each selling shareholder provided the information set forth in the table below. As used in this prospectus, “selling shareholders” includes pledgees, assignees, successors-in-interest, donees, transferees or others who may later hold the selling shareholders’ common shares. Unless otherwise provided, the address of each of the selling shareholders is c/o Globus Shipmanagement Corp., 128 Vouliagmenis Avenue, 3rd Floor, 166 74 Glyfada, Athens, Greece. Unless otherwise noted, none of the following selling shareholders have, or have had in the past three years, a material relationship with us.

Name and Address of Selling Shareholder	Beneficial Ownership of Common Shares as of March 25, 2011	Percentage of Common Shares Owned as of March 25, 2011	Number of Common Shares Offered for Sale	Beneficial Ownership of Common Shares After Giving Effect to Proposed Sale	Percentage to be Owned After Offering
Firment Trading Limited (1)(2)	4,474,475	61.4%	4,474,475	-	*

Lipati Shipping Company Limited (1)(3) 56 Pindou Street, Chalandri 152 33, Athens, Greece	428,928	5.9%	428,928	-	*

Alpine Navigation Co. (4) Ajeltake Road, Ajeltake Island Majuro, Marshall Islands, MH 96960	328,075	4.5%	328,075	-	*

Muse Trading Co. (5) Ajeltake Road, Ajeltake Island Majuro, Marshall Islands, MH 96960	326,577	4.5%	326,577	-	*

Kim Holdings S.A. (1)	271,697	3.7%	250,157	-	*

Jupiter Dividend & Growth Trust plc (6) 1 Grosvenor Place London, SW1X 7JJ, U.K.	178,833	2.5%	178,833	-	*

Unis Investments Ltd. (7) Trust Company Complex Ajeltake Road, Ajeltake Island Majuro, Marshall Islands, MH 96960	25,000	*	25,000	-	*

Elias S. Deftereos (1)	22,981	*	15,000	-	*

Amir Eilon (1)	10,401	*	10,401	-	*

Avery Holding Corp. (8) Trust Company Complex Ajeltake Road, Ajeltake Island Majuro, Marshall Islands, MH 96960	7,500	*	7,500	-	*

Arjun Batra (9) #06-04 Astrid Meadows 46B Coronation Road West Singapore 269262	6,250	*	6,250	-	*

Sherman Revocable Trust (10) 5840 East Joshua Tree Paradise Valley, Arizona 85253, U.S.A.	5,250	*	5,250	-	*

John Archibald Burdon-Cooper Cret William, Crieff Perthshire, PH7 4JY, Scotland	5,000	*	5,000	-	*

Malcolm John Morrisby 331 Chartridge Lane Chesham, Bucks HP5 2SQ, U.K.	5,000	*	5,000	-	*

George Nikas 25 Columbus Circle New York, New York 10019	4,975	*	4,975	-	*

Patricia Mary Morrisby 331 Chartridge Lane Chesham, Bucks HP5 2SQ, U.K.	4,000	*	4,000	-	*

Richard A. Hurowitz, Sasha C. Hurowitz M/NY/UTMA (11) 985 Fifth Avenue, Apt. 2B New York, New York 10075-0142	3,250	*	3,250	-	*

Richard A. Hurowitz, Asher C. Hurowitz M/NY/UTMA (11) 985 Fifth Avenue, Apt. 2B New York, New York 10075-0142	3,250	*	3,250	-	*

Bettina von Meyenburg Seestrasse 1 8704 Herrliberg, Switzerland	3,000	*	3,000	-	*

Claudia von Meyenburg Seestrasse 1 8704 Herrliberg, Switzerland	3,000	*	3,000	-	*

Olav zu Ermgassen 3 Cranmore Avenue, Osterley Isleworth, TW7 4QW, U.K.	2,556	*	2,556	-	*

George Charalambous 29 Dimitriou Biskini Str. 157 71, Athens, Greece	2,500	*	2,500	-	*

Jason Richard Higgins 3, The Granary Buildings, Millow Biggleswade, Bedfordshire SG18 8RH, U.K.	2,035	*	2,035	-	*

Winterflood Securities Ltd (12) The Atrium Building, Cannon Bridge House 25 Dowgate Hill London, EC4R 2GA, U.K.	1,525	*	1,525	-	*

Christopher John Baker 7 Avenue Road, Dorridge Solihull, B93 8LD, U.K.	1,455	*	1,455	-	*

Raymond Edward Oakley The Old School House, Westbury Brackley, Northamptonshire, NN13 5JR, U.K.	1,250	*	1,250	-	*

Christopher William Owens 24, Pembridge Mews London, W11 3EQ, U.K.	1,250	*	1,250	-	*

Alastair Dickson 16 Charlotte Square Edinburgh, EH2 4DF, U.K.	1,150	*	1,150	-	*

IPM Sipp Administration Limited (13) Cintel House, Watton Road, Ware Hertfordshire, SG12 0AD, U.K.	1,091	*	1,091	-	*

Ioannis Papaioannou 27 Proteos Street 145 64, Kifisia, Greece	1,000	*	1,000	-	*

Graham Stewart Brandon Street Impstone House, Pamber Road, Silchester Reading, Berkshire RG7 2NU, U.K.	1,000	*	1,000	-	*

Ioannis Triarchos 3 Rue Adrien Lachenal Geneva 1207, Switzerland	1,000	*	1,000	-	*

Alastair Marshall Flat 28, Churchfield Mansions 321-345 New King’s Road Parsons Green, London SW6 4RA, U.K.	758	*	758	-	*

Brian Gregory Burroughs 6 Queen Mary Road Chesterfield, S40 3LB, U.K.	750	*	750	-	*

Charles Albert Vanbergen 24 Castle Court, Hadlow Road Tonbridge, Kent TN9 1QU, U.K.	750	*	750	-	*

Lazaridis Vassilis 24 B Kifissias Ave. 151 25, Marousi, Greece	750	*	750	-	*

Michael Emanuel Flat 7, 260 Elgin Avenue London, W9 1JD, U.K.	670	*	670	-	*

Jillian Sandra Kay Hellen 7 Owen Drive, Failand, Bristol, BS8 3UE, U.K.	597	*	597	-	*

Kishor Pindoria 66 Chapman Crescent, Harrow Middlesex, HA3 0TE U.K.	550	*	550	-	*

Kouniniotis Anoliki 8 D Tripia Street 151 21, Pefki, Greece	500	*	500	-	*

Kathleen Rowe Heigh Head, Mewith, Bentham Lancaster, LA2 7AV, U.K.	500	*	500	-	*

Jeffrey O. Parry (1)	472	*	472	-	*

Paul Lyon 7 Lime Road, Southville Bristol, BS3 ILS, U.K.	452	*	452	-	*

Robert David Cole Pastures Farm, Farm town, Coleorton Leicestershire, LE67 BFH, U.K.	379	*	379	-	*

Michael Francis and Margaret Woodhouse 45 St. Peter’s Road West Mersea, Essex C05 8LL, U.K.	330	*	330	-	*

Stephen Sharrock 58 Milnthorpe Road, Kendal Cumbria, LA9 5ND, U.K.	325	*	325	-	*

Peter Berchtold 5 Whitethorn Close Marple, Stockport SK6 6XP, U.K.	323	*	323	-	*

Andrew Timothy Harwood Green Farm House, Green Lane Hucclecote, Gloucester, U.K.	260	*	260	-	*

Christina Costaridi Crosby 51 Holland Park London, W11 3RS, U.K.	250	*	250	-	*

David Paul Fletcher 4 Waveney Hill, Oulton Broad Suffolk, NR32 3PR, U.K.	250	*	250	-	*

Christos Karaindros 24 B Kifissias Ave. 151 25, Marousi, Greece	250	*	250	-	*

Robert Woodland-Ferrari Eyot Lodge, Walton Lane Weybridge, Surrey, KT13 8LU	250	*	250	-	*

Carl Pollard 47 Avenue Clamart, Scunthorpe North Lincolnshire, DN15 8EQ, U.K.	216	*	216	-	*

Grahame Booth 64 Prince Charles Road Worksop, Nottinghamshire S81 7ER, U.K.	175	*	175	-	*

Robert Oliver Drummond Pine Ridge, Common Road, Ightham Sevenoaks, Kent TN15 9AY, U.K.	164	*	164	-	*

Andrew James Leese The School House, Fimber, Driffield East Yorkshire, YO25 9LY, U.K.	140	*	140	-	*

Lady DM White Aim c/o Kirkland House, Bruce Street Whithorn, Newton Stewart, Wigtownshire DG8 8PY, U.K.	135	*	135	-	*

Anthony King 1 Dean Road, Colebrode Plymouth, Devon, U.K.	121	*	121	-	*

Robert Neil Essex 22 Woodstock Road Bristol, BS6 7EJ, U.K.	111	*	111	-	*

Nikolaos Economides 6 Fokilidou Str 106 73 , Athens, Greece	100	*	100	-	*

Vosinaki Eleftheria 54 Papanastasiou 154 52, Athens, Greece	100	*	100	-	*

Sofia Gavriilidou 3 Psatha 152 37, Athens, Greece	100	*	100	-	*

Elias Konstantinidis 54 Papanastasiou 154 52, Athens, Greece	100	*	100	-	*

Vasilios Konstantinidis 30 Vas. Pavlou St 154 52, Athens, Greece	100	*	100	-	*

Giourgas Marinos 3 Psatha 152 37, Athens, Greece	100	*	100	-	*

Julia Naiboropenko Pontou 26 Athens 14572 Greece	100	*	100	-	*

Maria Platanopoulou Pontou 26 145 72, Athens, Greece	100	*	100	-	*

Stefanos Platanopoulos Pontou 26 145 72, Athens, Greece	100	*	100	-	*

Brian Sampson 114 Pinehurst Road Swindon, England, U.K.	100	*	100	-	*

Paul Charles Philip Bernardes 18 Carnarvon Grove Carlton, Nottingham, NG4 IRN, U.K.	72	*	72	-	*

Sandeep Modi 1F1, 13 Wardlaw Place Edinburgh, EH11 IUD, U.K.	50	*	50	-	*

James Barry Fox 40 Drumlee Road, Dungannon County Tyrone, Northern Ireland, BT71 7QD	44	*	44	-	*

Jennifer Mary Jackson 183 Pompallier Estate Drive, Maunu Whangarei, New Zealand, 0110	33	*	33	-	*

Sippdeal Trustees Limited (14) Trafford House, Chester Road Manchester, M32 0RS, U.K.	29	*	29	-	*

TOTAL	6,149,910		6,117,389	-

* Less than one percent.
(1) Individual or entity listed is one of our officers, directors or 5% shareholders, or owned by one of our officers or directors.
(2) Firment Trading Limited is beneficially owned by George Feidakis, the chairman of our board of directors, and owns more than 50% of our outstanding common shares.
(3) Ioannis Panayiotopoulos exercises dispositive and voting authority over the common shares owned by this entity.
(4) Poulengeris Sotiris exercises dispositive and voting authority over the common shares owned by this entity.
(5) Kazantzidis Ioannis exercises dispositive and voting authority over the common shares owned by this entity.
(6) Anthony Nutt, as fund manager for Jupiter Asset Management Ltd, exercises dispositive and voting authority over the common shares held by Jupiter Dividend & Growth Trust plc.
(7) Georgios Melisanidis exercises dispositive and voting authority over the common shares owned by this entity.
(8) Mileua Maria Pappa exercises dispositive and voting authority over the common shares owned by this entity.
(9) Arjun Batra previously served as one of our non-executive directors.
(10) Aaron and Paula G. Sherman share beneficial ownership of the trust and both exercise dispositive and voting authority over the common shares owned by the trust.
(11) Richard A. Horowitz,is the indirect beneficial owner of, and, in his capacity as trustee, exercises dispositive and voting authority over, the common shares owned by the trust.
(12) Winterflood Securities Ltd is beneficially owned by Close Brothers Group plc, a publicly traded company listed on the London Stock Exchange.
 (13) Maurice Daley exercises dispositive and voting authority over the common shares owned by this entity.
 (14) Philip Sloan, in his capacity as trustee, exercises dispositive and voting authority over the common shares owned by the trust.

PLAN OF DISTRIBUTION

The selling shareholders of our common shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The offering price of our common shares by the selling shareholders using this prospectus to sell such shares may be at prevailing market prices or at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

➢	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

➢	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

➢	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

➢	an exchange distribution in accordance with the rules of the applicable exchange;

➢	privately negotiated transactions;

➢	settlement of short sales entered into after the date of this prospectus;

➢	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

➢	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise entered into after the date of this prospectus; or

➢	any other method of sale permitted pursuant to applicable law; and

➢	a combination of any such methods of sale.

The selling shareholders may also transfer the securities by gift or sell the common shares in accordance with Rule 144 under the Securities Act. Please read “Shares Eligible for Future Sale.”

Agents or broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, however compensation to a particular broker-dealer may be in excess of customary commissions. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling shareholders and any broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

In connection with the sale of our common shares or interests therein, the selling shareholders after the date the registration statement in which this prospectus forms a part is declared effective by the SEC may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume.

The selling shareholders after the date the registration statement in which this prospectus forms a part is declared effective by the SEC may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.
Each selling shareholder has informed us that it is not a broker-dealer registered pursuant to Section 15(b) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or an affiliate of a broker-dealer registered under the Exchange Act, and does not have any agreement or understanding, directly or indirectly, with any person to distribute these securities.

Any person participating in the distribution of common shares covered by this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common shares by that person.

We may suspend offers and sales of the common shares pursuant to the registration statement to which this prospectus relates in certain circumstances.

The offering by our selling shareholders pursuant to the registration statement to which this prospectus relates will continue until the earlier of November 24, 2011 and such time as all securities covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(e) under the Securities Act.

We cannot assure you that the selling shareholders will sell all or any portion of the shares offered by this prospectus. In addition, we cannot assure you that a selling shareholder will not transfer shares by other means not described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

As of November 24, 2010, our articles of incorporation provided that the authorized number of shares consisted of (1) 500,000,000 shares of common stock, par value $0.004 per share, (2) 100,000,000 shares of Class B common stock, par value $0.001 per share, which we refer to as the Class B shares, and (3) 100,000,000 preferred shares, par value $0.001 per share, which we refer to as the preferred shares. As of March 25, 2011, 7,289,688 of our common shares are outstanding. No Class B shares or preferred shares have been issued, nor has any series of preferred shares been designated. We intend to issue in 2011 a special stock dividend of Class B shares to the holders of our common shares in a ratio of one Class B share for every number of common shares owned that we will determine in the future in connection with such dividend. We plan to issue this special stock dividend to protect the voting power of the current shareholders against future dilutions in the case of additional equity issuances. We also intend to issue one preferred share to Mr. Feidakis or his affiliate that will provide the holder with the ability to appoint any one person to be a director, who may also be the chairman of our board of directors, for so long as such holder and his or its affiliates also hold in the aggregate at least 30% of the voting power of our shares. Such preferred share will have no voting or dividend rights.

The following table shows our history of share capital for the last three years. None of the share numbers below prior to August 2010 reflect the 4:1 reverse split of our shares:

Effective Date of Issuance	Number of ordinary shares Issued	Price per share	Gross Proceeds or Fair Value of Share Transaction	Process/ Consideration
December 17, 2010	47,823	-	n/a	Bonus payment for services rendered
October 8, 2010	472	-	n/a	Payment for acting as board member
September 13, 2010	541	-	n/a	Payment for acting as board member
June 29, 2010	2,256	-	n/a	Payment for acting as board member
March 16, 2010	4,980	-	n/a	Payment for acting as board member
December 9, 2009	8,572	-	n/a	Payment for acting as board member
November 19,2009	171,052	-	n/a	Bonus payment for services rendered
September 15, 2009	8,888	-	n/a	Payment for acting as board member
June 16, 2009	8,000	-	n/a	Payment for acting as board member
April 9, 2009	8,450	-	n/a	Payment for acting as board member
March 5, 2009	85,760	-	n/a	Part of the annual compensation award
December 9, 2008	8,282	-	n/a	Payment for acting as board member
September 3, 2008	1,412	-	n/a	Payment for acting as board member
June 2, 2008	1,206	-	n/a	Payment for acting as board member
May 1, 2008	16,897	-	n/a	Bonus payment for services rendered
March 12, 2008	1,500	-	n/a	Payment for acting as board member
December 31, 2007	35,586	-	n/a	Bonus payment for services rendered
December 4, 2007	1,240	-	n/a	Payment for acting as board member
October 3, 2007	920	-	n/a	Payment for acting as board member
September 26, 2007	920	-	n/a	Payment for acting as board member
May 31, 2007	8,423,333	$5.9391	$50,027,000	Initial public offering on the Alternative Investment Market

LEGAL MATTERS

The validity of our common shares and certain other legal matters with respect to the laws of the Marshall Islands and other legal matters relating to United States law have been passed upon for us by Watson, Farley & Williams (New York) LLP, New York, New York.

EXPERTS

The consolidated financial statements of Globus Maritime Limited as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, incorporated by reference herein, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to our common shares offered by this prospectus. This prospectus is a part of that registration statement. For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement we filed. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

As a “foreign private issuer,” we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” our officers, directors and principal shareholders will be exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our executive offices are located outside of the United States. Certain of our directors, executive officers and some of the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, executive officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the following document listed that has been previously filed with the SEC: our Annual Report on Form 20-F for the fiscal year ended December 31, 2010, which we filed with the SEC on March 28, 2011.

We do not incorporate by reference documents or information furnished to, but not filed with, the SEC.

We will provide a copy of the document we incorporate by reference, at no cost, by written or oral request. To request a copy of this document, you should write or telephone us at: c/o Globus Shipmanagement Corp., 128 Vouliagmenis Avenue, 3rd Floor, 166 74 Glyfada, Athens, Greece, +30 210 960 8300.  In addition, each document incorporated by reference is readily accessible on our website at http://www.globusmaritime.gr/stock_information.html by clicking on “SEC Filings.” Unless specified above, information that is available on or accessed through our website does not constitute part of, and is not incorporated by reference into, this prospectus.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

6,117,389 Common Shares

PROSPECTUS

Until                  , 2011 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Articles of Incorporation of the Registrant provide as follows:

Section 7.1 Limitation of Director Liability. To the fullest extent that the BCA or any other law of the Marshall Islands as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for actions taken in their capacity as director or officer of the Corporation, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of such director’s duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law or (iii) any transactions from which such director derived an improper personal benefit. No amendment to or repeal of this Section 7.1 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Section 7.2 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the Corporation) by reason of the fact he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation, a director or officer of another corporation, partnership, joint venture, trust or other enterprise (the “Indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding unless a final and unappealable determination by a court of competent jurisdiction has been made that he or she did not act in good faith or in a manner he or she did not reasonably believe to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The purpose of this provision is to fully indemnify the Indemnitee to the fullest extent permitted by Section 60 of the BCA or any successor statute.

Section 7.3 Expenses Payable in Advance. The right to be indemnified shall include, without limitation, the right of an Indemnitee to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified hereunder.

The purpose of this provision is to advance funds to the fullest extent permitted by Section 60 of the BCA or any successor statute.

Section 7.4 Expenses of Enforcement. An Indemnitee shall also be paid reasonable costs, expenses and attorneys’ fees (including expenses) in connection with the enforcement of rights to the indemnification granted hereunder

Section 7.5 Non-exclusivity of Rights. The rights of indemnification shall not be exclusive of any other rights to which an Indemnitee may be entitled and shall not be limited by the provisions of Section 60 of the BCA or any successor statute.

Section 7.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or serving in such capacity in another corporation at the request of the Corporation against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Articles of Incorporation.

Section 7.7 Other Action. The Board of Directors may take such action as it deems necessary or desirable to carry out the provisions set forth in this Article VII, including, without limitation, adopting procedures for determining and enforcing the rights guaranteed hereunder, and the Board of Directors is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangement as may be permitted by law.

Section 7.8 Amendment or Repeal of Article VII. Neither the amendment or repeal of this Article VII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce any right to indemnification afforded by this Article VII to any person with respect to his or her status or any activities in his or her official capacities prior to such amendment, repeal or adoption.

Section 7.9 Amendment of BCA. If the BCA is amended after the date of the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the BCA, as so amended from time to time. No repeal or modification of this Section 7.9 by the shareholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Section 7.9 at the time of such repeal or modification.

Section 60 of the Business Corporations Act of the Marshall Islands entitled “Indemnification of directors and officers” provides as follows:

Indemnification of directors and officers.

(1)           Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)           Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)           When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)           Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)           Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)           Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)           Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

The Registrant will also enter into indemnification agreements with its directors and officers pursuant to which it will agree to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Item 7.  Recent Sales of Unregistered Securities.

There were no sales of unregistered securities of the Registrant within the past three years from the date of this Registration Statement.

Item 8.  Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit Number	Description
3.1
Articles of Incorporation of Globus Maritime Limited (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 24, 2010)

3.2
Bylaws of Globus Maritime Limited (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 24, 2010)

5.1
Legal opinion of Watson, Farley & Williams (New York) LLP as to the validity of the common shares (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 24, 2010)

10.1
Credit Facility between Credit Suisse and Global Maritime Limited, as supplemented (incorporated by reference to Exhibit 10.1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.2
Loan Agreement between Deutsche Schiffsbank Aktiengesellschaft and Kelty Marine Ltd. (incorporated by reference to Exhibit 10.2 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.3
Long Term Incentive Plan of Globus Maritime Limited (incorporated by reference to Exhibit 10.3 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.4
Business Opportunities Agreement between Globus Maritime Limited and Georgios Feidakis (incorporated by reference to Exhibit 10.4 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.5
Registration Rights Agreement between Globus Maritime Limited, Firment Trading Limited and Kim Holdings S.A. (incorporated by reference to Exhibit 10.5 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.6	Memorandum of Agreement (incorporated by reference to Exhibit 4.6 to Globus Maritime Limited’s Annual Report on Form 20-F (Reg. No. 001-34985) filed on March 28, 2011)

21.1	Subsidiaries of Globus Maritime Limited (incorporated by reference to Exhibit 8.1 to Globus Maritime Limited’s Annual Report on Form 20-F (Reg. No. 001-34985) filed on March 28, 2011)

23.1*	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.

23.2
Consent of Watson, Farley & Williams (New York) LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 24, 2010)

24.1	Power of Attorney (incorporated by reference to signature page of Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)
 * Filed herewith.

Item 9.  Undertakings.

1.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

2.	The undersigned registrant hereby undertakes:

a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

b.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (17 C.F.R. 239.33), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or 17 C.F.R. 210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

e.
That, for the purpose of determining any liability under the Securities Act of 1933, if the registrant is subject to Rule 430C under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

f.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

g.
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-l and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Greece on March 28, 2011.

Globus Maritime Limited

By:	/s/ Georgios Karageorgiou
Name: Georgios Karageorgiou
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on March 28, 2011 in the capacities indicated.

Signature	Title

/s/ Georgios Feidakis	Chairman and Director
Georgios Feidakis

/s/ Georgios Karageorgiou	President, Chief Executive Officer and Director
Georgios Karageorgiou

/s/ Elias Deftereos	Chief Financial Officer (principal accounting officer
Elias Deftereos	and principal financial officer) and Director

*	Director
Amir Eilon

/s/ Jeffrey Parry	Director
Jeffrey Parry

* By:	/s/ Georgios Karageorgiou
Name: Georgios Karageorgiou
Attorney-in-Fact

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on March 28, 2011.

By:	/s/ Donald Puglisi
Name: Donald J. Puglisi
Title: Managing Director

Exhibit Index

Exhibit Number	Description
3.1
Articles of Incorporation of Globus Maritime Limited (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 24, 2010)

3.2
Bylaws of Globus Maritime Limited (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 24, 2010)

5.1
Legal opinion of Watson, Farley & Williams (New York) LLP as to the validity of the common shares (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 24, 2010)

10.1
Credit Facility between Credit Suisse and Global Maritime Limited, as supplemented (incorporated by reference to Exhibit 10.1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.2
Loan Agreement between Deutsche Schiffsbank Aktiengesellschaft and Kelty Marine Ltd. (incorporated by reference to Exhibit 10.2 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.3
Long Term Incentive Plan of Globus Maritime Limited (incorporated by reference to Exhibit 10.3 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.4
Business Opportunities Agreement between Globus Maritime Limited and Georgios Feidakis (incorporated by reference to Exhibit 10.4 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.5
Registration Rights Agreement between Globus Maritime Limited, Firment Trading Limited and Kim Holdings S.A. (incorporated by reference to Exhibit 10.5 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)

10.6	Memorandum of Agreement (incorporated by reference to Exhibit 4.6 to Globus Maritime Limited’s Annual Report on Form 20-F (Reg. No. 001-34985) filed on March 28, 2011)

21.1	Subsidiaries of Globus Maritime Limited (incorporated by reference to Exhibit 8.1 to Globus Maritime Limited’s Annual Report on Form 20-F (Reg. No. 001-34985) filed on March 28, 2011)

23.1*	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.

23.2
Consent of Watson, Farley & Williams (New York) LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 24, 2010)

24.1	Power of Attorney (incorporated by reference to signature page of Globus Maritime Limited’s Registration Statement on Form F-1 (Reg. No. 333-170755) filed on November 22, 2010)